MOHEGAN TRIBAL GAMING AUTHORITY,

as Issuer,
THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT,
the Guarantors party hereto,
and
U.S. BANK NATIONAL ASSOCIATION,

as Trustee
____________________________________
SUPPLEMENTAL INDENTURE No. 1
Dated as of July 30, 2013
____________________________________
11 1/2% Second Lien Senior Secured Notes Due 2017

This SUPPLEMENTAL INDENTURE No. 1 is dated as of July 30, 2013, between MOHEGAN TRIBAL GAMING AUTHORITY (the “Issuer”), the MOHEGAN TRIBE OF INDIANS OF CONNECTICUT (the “Tribe”), the Guarantors and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuer, the Tribe, the Guarantors and the Trustee entered into an Indenture, dated as of March 6, 2012 (the “Indenture”), pursuant to which the Issuer issued $199,800,000 in aggregate principal amount of the 11 1/2% Second Lien Senior Secured Notes Due 2017 (the “Notes”; capitalized terms used herein without definition have the respective meanings given to them in the Indenture);
WHEREAS, Section 9.02 of the Indenture provides that with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, the Issuer, the Tribe and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, except in certain cases that do not apply;
WHEREAS, the Issuer, the Guarantors and the Trustee desire to amend the Indenture with the written consent of Holders of at least a majority in principal amount of the outstanding Notes;
WHEREAS, pursuant to an Consent Solicitation Statement dated July 22, 2013 (as amended or supplemented from time to time, the “Consent Solicitation”), the Issuer has proposed certain amendments to the Indenture;
WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding have consented to the proposed amendments described in the Consent Solicitation and this Supplemental Indenture pursuant to consent documents obtained prior to the execution hereof; and
WHEREAS, all things necessary to make this Supplemental Indenture when executed by the parties hereto a valid and binding agreement of and supplement to the Indenture have been done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, the Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
1.1    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article

8 of the Indenture. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
1.2    The definition of the term “Asset Sale” in Section 1.01 of the Indenture is deleted in its entirety and replaced by the following text:
“Asset Sale” means: (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Authority and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and not by Section 4.10 hereof;and (ii) the issuance by any of the Authority’s Restricted Subsidiaries of Equity Interests or the sale by the Authority or any of its Restricted Subsidiaries of Equity Interests in any of their respective Subsidiaries.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $10.0 million; or (b) results in net proceeds to the Authority and its Restricted Subsidiaries of less than $10.0 million; (ii) a transfer of assets between or among the Authority and its Wholly Owned Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Authority or to another Wholly Owned Restricted Subsidiary; (iv) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof; (v) any Event of Loss or any event with respect to a non-Collateral asset that would be an Event of Loss if the asset in question did constitute Collateral; (vi) the Permitted Pocono Transaction; and (vii) any lease or sublease permitted by Section 4.24 hereof; and (viii) any Resort Hotel Transaction.
1.3    The definition of the term “Government Service Payments” in Section 1.01 of the Indenture is deleted in its entirety and replaced by the following text:
“Government Service Payments” means: (i) the Catch-Up Distribution; (ii) Priority Distributions; (iii) amounts equal to those reflected on each annual audited income statement of the Authority as prepared in accordance with GAAP relating to payment for governmental goods and services (including charges for utilities, police and fire department services, health and emergency medical services, the pro rata portion of Tribal Council costs and salaries attributable to the operations of the Authority, and similar pro rata costs of other tribal departments, in each case, only to the extent that the costs of such departments are attributable to the operations of the Authority) by the Authority and its Restricted Subsidiaries to the Tribe or any of its representatives, political subunits, councils, agencies or instrumentalities; provided, that goods and services purchased pursuant to this clause (iii) shall be priced on a pass-through basis, consistent with past practice for services heretofore provided, and made only in respect of goods and services reasonably required by, and reasonably attributable to the operations of, the Authority or it Subsidiaries, (iv) payments to the Tribe pursuant to the Lease, (v) payments to the Tribe (or any agency, instrumentality or political subunit or Affiliate thereof) in accordance with the terms of a Resort Hotel Transaction, and (vi) payments to the Tribe for taxes permitted under Section 12.01(a)(iv).
1.4    The definition of the term “Permitted Refinancing Indebtedness” in Section 1.01 of the Indenture is deleted in its entirety and replaced by the following text:
“Permitted Refinancing Indebtedness” means any Indebtedness of the Authority or any of its Restricted Subsidiaries issued in exchange for or the net proceeds of which are used to acquire, repurchase, retire, extend, refinance, renew, Replace, defease or refund, other Indebtedness of the Authority or any of its Restricted Subsidiaries; provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest with respect to the Indebtedness so acquired, repurchased, retired extended, refinanced, renewed, Replaced, defeased or refunded (plus the amount of prepayment premiums, consent fees and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being acquired, repurchased, retired, extended, refinanced, renewed, Replaced, defeased or refunded; provided that if the original maturity date of such Indebtedness is after the Stated Maturity of the Notes, then such Permitted Refinancing Indebtedness shall have a maturity at least 91 days after of the Stated Maturity of the Notes;
(iii) if the Indebtedness being acquired, repurchased, retired, extended, refinanced, renewed, Replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, Replaced, defeased or refunded; provided that this clause (iii) shall not apply with respect to unsecured Indebtedness incurred to acquire, repurchase, retire, extend, refinance, renew, Replace, defease or refund the Existing Senior Subordinated Notes or New Senior Subordinated Notes (and, for the avoidance of doubt, Permitted Refinancing Indebtedness may include unsecured Indebtedness ranking pari passu in right of payment with the Notes incurred to acquire, repurchase, retire, extend, refinance, renew, Replace, defease or refund the Existing Senior Subordinated Notes or New Senior Subordinated

Notes if such unsecured Indebtedness otherwise complies with the requirements of this definition); and
(iv) such Indebtedness is incurred either by the Authority or by the Restricted Subsidiary who is the obligor on the Indebtedness being acquired, repurchased, retired, extended, refinanced, renewed, Replaced, defeased or refunded.
1.5    The definition of the term “Resort Hotel Transaction” in Section 1.01 of the Indenture is added as follows:
“Resort Hotel Transaction” means, to the extent in compliance with the applicable requirements of Section 4.11(a), (i) the sale, sub-lease or other disposition of a portion of the Lease and reasonably related interests and rights to the extent the related real property is not then otherwise developed for use in gaming at Mohegan Sun to the Tribe or any other Person for the purpose of permitting the Tribe or such Person to construct a hotel on such Authority Property and (ii) if applicable, the lease, license or other contract for use by the Authority or any Restricted Subsidiary of such hotel.

1.6    Section 4.17 “Sale and Leaseback Transactions” is deleted in its entirety and replaced by the following text:
The Authority will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the Resort or any Key Project Assets; provided that the Authority or any of its Restricted Subsidiaries may enter into such a sale and leaseback transaction if: (i) the Authority or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09(a) or Section 4.09(b)(ix) hereof and (b) incurred a Lien on the Property subject to such sale and leaseback to secure such Indebtedness pursuant to Section 4.12 hereof, and thereafter for the term of the applicable lease, the Authority or such Restricted Subsidiary will be deemed to have incurred Indebtedness in the amount of the Attributable Debt secured by a Lien on such Property; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in the good faith, reasonable judgment of the Management Board and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and, in the case of any such transaction (or series of related transactions) involving the sale of assets with a value in excess of $25.0 million, an opinion as to the fairness to the Authority or such Restricted Subsidiary of such sale and leaseback transaction from a financial point of view is issued by an accounting, appraisal or investment banking firm of national standing; (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Authority applies the proceeds of such transaction in compliance with Section 4.10 hereof; and (iv) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such transaction; provided further that no Resort Hotel Transaction shall be subject to this Section 4.17.

2.1    This Supplemental Indenture shall become effective and binding upon execution hereof by the Trustee, the Guarantors, the Tribe and the Issuer; provided, Sections 1.2, 1.3, 1.4, 1.5 and 1.6 of this Supplemental Indenture shall not become operative until the opening of business on the day on which the Issuer has made the Consent Payment (as defined in the Consent Solicitation) as contemplated by the Consent Solicitation and provided written confirmation thereof to the Trustee.

ARTICLE 3

3.1    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.
3.2    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee, by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.
3.3    THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
3.4    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
3.5    In case any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.6    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Tribe and the Guarantors.

[Signature Pages Follow]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
MOHEGAN TRIBAL GAMING AUTHORITY
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer
MOHEGAN BASKETBALL CLUB LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN COMMERCIAL VENTURES PA, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
DOWNS RACING, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
BACKSIDE, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager

[Signature Page to Supplemental Indenture for 11 1/2% Second Lien Senior Secured Notes Due 2017]

MILL CREEK LAND, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
NORTHEAST CONCESSIONS, L.P.
By Mohegan Commercial Ventures PA, LLC, its general partner
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
MOHEGAN VENTURES-NORTHWEST, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN GOLF, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President
MOHEGAN VENTURES WISCONSIN, LLC
By Mohegan Tribal Gaming Authority, its sole manager and member
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Chief Executive Officer

[Signature Page to Supplemental Indenture for 11 1/2% Second Lien Senior Secured Notes Due 2017]

WISCONSIN TRIBAL GAMING, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    Manager
MTGA GAMING, LLC
By:    /s/ Mitchell Grossinger Etess
Name:    Mitchell Grossinger Etess
Title:    President

[Signature Page to Supplemental Indenture for 11 1/2% Second Lien Senior Secured Notes Due 2017]

THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT
By:    /s/ Bruce S. Bozsum
Name:    Bruce S. Bozsum
Title:    Chairman

[Signature Page to Supplemental Indenture for 11 1/2% Second Lien Senior Secured Notes Due 2017]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:    /s/ Michael M. Hopkins
Name:    Michael M. Hopkins
Title:    Vice President

[Signature Page to Supplemental Indenture for 11 1/2% Second Lien Senior Secured Notes Due 2017]